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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       _________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        ________________________________

        Date of Report (Date of earliest event reported):  June 2, 2000

                        System Software Associates, Inc.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-15322                   36-3144515
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification No.)


                   500 West Madison Street, Chicago, IL 60661
          (Address of Principal Executive Offices, Including Zip Code)

                                 (312) 258-6000
              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

                                      N/A
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                             ITEM 5.  OTHER EVENTS.

     On June 2, 2000, the Company and its senior secured lenders agreed to extend the $5,000,000 revolving credit facility (the "DIP Facility") under the Company's Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (dated as of May 3, 2000) until June 9, 2000. Extension of the DIP Facility beyond June 9, 2000 is subject to, among other things, approval by the Company's senior secured lenders.

     Also on June 2, 2000, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") postponed the scheduled date for the hearing on the sale of the assets of the Company from June 6, 2000 to June 9, 2000. Accordingly, on June 5, 2000, the Asset Purchase Agreement dated as of May 3, 2000 (the "Asset Purchase Agreement") among the Company, Gores Technology Group and its wholly-owned subsidiary, SSA Acquisition Corporation ("Newco"), was amended to provide that the Asset Purchase Agreement may be terminated by Newco at any time after June 9, 2000 if the Bankruptcy Court has not yet entered a final order approving the transactions contemplated by the Asset Purchase Agreement.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         System Software Associates, Inc.


                                         By:      /s/ Kirk J. Isaacson
                                            ----------------------------------
                                                      Kirk J. Isaacson
                                                         Secretary

Dated:  June 5, 2000

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